Exhibit 99.1

For Immediate Release

F-star Therapeutics Announces Merck KGaA, Darmstadt, Germany Exercises a Fourth Licensing Option in Immuno-Oncology Collaboration

Cambridge, United Kingdom and Cambridge, Mass. – January 05, 2022—F-star Therapeutics, Inc. (NASDAQ: FSTX), a clinical-stage biopharmaceutical company dedicated to developing next generation bispecific immunotherapies to transform the lives of patients with cancer, today announced that Ares Trading S.A., an affiliate of Merck KGaA, Darmstadt, Germany has exercised a fourth licensing option to develop another bispecific program under the ongoing immuno-oncology collaboration. Under the terms of the agreement, Merck KGaA, Darmstadt, Germany will be responsible for all future development and commercialization costs and will pay future success-based milestones and royalties on any net sales, resulting from programs covered by the agreement.

The two companies have had a long standing and successful partnership and in May of 2019 Merck KGaA, Darmstadt, Germany, exercised its option to bring a first program from the collaboration into its pipeline. In July 2020, Merck KGaA, Darmstadt, Germany took an early option to a second program and in March 2021, a third option was exercised. With the fourth option now exercised, the total potential remaining milestone-based revenue due to F-star from this immuno-oncology collaboration with Merck KGaA, Darmstadt, Germany is approximately $765 million.

Eliot Forster, CEO of F-star Therapeutics, Inc, said: “We were delighted to see the recent data presented by Merck KGaA, Darmstadt, Germany, from our long-standing collaboration at the recent SITC conference, demonstrating the unique potential of the F-star bispecific platform. This latest licensing option marks another positive milestone in our collaboration and it is exciting to see our partner successfully progress another mAb2 based program. Along with our internal pipeline, we believe all of these next generation immuno-oncology programs will make a real difference to the lives of patients with cancer.”

About F-star Therapeutics, Inc.

F-star Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to developing next generation immunotherapies to transform the lives of patients with cancer. F-star is pioneering the use of tetravalent (2+2) bispecific antibodies to create a paradigm shift in cancer therapy. The Company has four second-generation immuno-oncology therapeutics in the clinic, each directed against some of the most promising IO targets in drug development, including LAG-3 and CD137. F-star’s proprietary antibody discovery platform is protected by an extensive intellectual property estate. F-star has over 500 granted patents and pending patent applications relating to its platform technology and product pipeline. The Company has attracted multiple partnerships with biopharma targeting the significant unmet needs across several disease areas, including oncology, immunology, and CNS.

For more information visit our website and follow us on LinkedIn and Twitter.

Forward Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including F-star’s ability to achieve future success-based milestones and royalties on any net sales resulting from the programs covered by the agreement referred to herein, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. F-star undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including those discussed in F-star’s most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and other documents to be filed from time to time with the SEC. New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this communication are based on information available to F-star as of the date of this communication. F-star does not assume any obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

For investor inquiries

Lindsey Trickett

VP Investor Relations & Communications

+1 240-543-7970

lindsey.trickett@f-star.com

For media inquiries

Helen Shik

Shik Communications LLC

+1 617-510-4373

helen@shikcommunications.com